UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2013 (March 27, 2013)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On March 27, 2013, Rex Energy Corporation (the “Company”) entered into an amended and restated senior secured revolving credit agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent (in such capacity, the “Administrative Agent”), Royal Bank of Canada, as syndication agent, SunTrust Bank, as documentation agent, and the lenders from time to time party thereto. Borrowings under the Credit Agreement shall be used to provide working capital for exploration and production operations and for general corporate purposes, and are limited by a borrowing base that is calculated based upon a valuation of the Company’s oil and gas properties. Initially, the borrowing base is $325 million; however, the maximum commitments of the lenders under the Credit Agreement are currently limited to $300 million. Within the revolving credit facility, a letter of credit subfacility exists for issuance of up to $25,000,000 of letters of credit. Amounts borrowed may be repaid and reborrowed at any time prior to the maturity date. The maturity date is March 27, 2018.

At the Company’s election, borrowings under the Credit Agreement bear interest at a rate per annum equal to the “Adjusted LIBO Rate” or the “Alternate Base Rate” (each as defined below), plus, in each case, an applicable per annum margin. The “Adjusted LIBO Rate” is equal to the product of: (i) the London Interbank Offered Rate for deposits with a maturity comparable to the borrowings (the “LIBO Rate”) multiplied by (ii) the statutory reserve rate. The Alternate Base Rate is equal to the greater of: (i) KeyBank’s announced prime rate; (ii) the federal funds effective rate from time to time plus 0.5%; and (iii) Adjusted LIBO Rate for a one month interest period plus 1.0%. The applicable per annum margin, in the case of loans bearing interest at the Adjusted LIBO Rate, ranges from 175 to 275 basis points, and the applicable per annum margin, in the case of loans bearing interest at the Alternate Base Rate, ranges from 50 to 150 basis points, in each case, determined based upon the Company’s borrowing utilization at such date of determination. Upon the occurrence and continuance of an Event of Default (as such term is defined in the Credit Agreement) all outstanding loans shall bear interest at a rate equal to 200 basis points per annum plus the then-effective rate of interest. Interest is payable on the last day of the relevant interest period (or at least every 3 months), in the case of loans bearing interest at the Adjusted LIBO Rate, and quarterly, in the case of loans bearing interest at the Alternate Base Rate.

The Credit Agreement provides that the borrowing base will be re-determined semi-annually by the lenders in good faith, based on, among other things, reports regarding the Company’s oil and gas reserves attributable to the oil and gas properties of the Company and its subsidiaries, together with projections of related production and future net income, taxes, operating expenses, capital expenditures, and/or such other information as the lenders shall request. On or before March 1 and September 1 of each year, the Company is required to furnish to the lenders a reserve report evaluating the oil and gas properties of the Company and its subsidiaries as of the immediately preceding January 1 and July 1. The reserve report of January 1 of each year must be prepared by one or more independent petroleum engineers approved by the Administrative Agent. Any re-determined borrowing base will become effective on the subsequent April 1 and October 1, respectively. The Company, or the Administrative Agent at the direction of the lenders holding 66 2/3% of the commitments, may each elect once per calendar year to cause the borrowing base to be re-determined between scheduled re-determinations. In addition, the company may request interim borrowing base re-determinations upon the proposed acquisition by the Company of proved developed producing oil and gas reserves with a purchase price for such reserves greater than 10% of the borrowing base. Interim borrowing base reductions shall be made (i) upon the incurrence by the Company of certain senior debt and (ii) in the event the borrowing base value assigned to swap agreements liquidated and oil and gas properties sold during the period between to re-determination dates exceeds 10% of the borrowing base.

The Credit Agreement contains covenants that restrict the ability of the Company and its subsidiaries to, among other things, materially change the nature of its business, make dividends, enter into transactions with affiliates, create or acquire additional subsidiaries, incur indebtedness, sell assets, make loans to others, make investments, enter into mergers, incur liens, and enter into agreements regarding swap and other derivative transactions.

The Credit Agreement also requires the Company to meet, on a quarterly basis, minimum ratios of (i) consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0, (ii) EBITDAX to interest expense of not less than 3.0 to 1.0 and (iii) total debt to EBITDAX of no greater than 4.25 to 1.00.

The obligations of the Company under the Credit Agreement may be accelerated upon the occurrence of an Event of Default (as such term is defined in the Credit Agreement). Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other indebtedness of the Company or its subsidiaries, bankruptcy or related defaults, defaults related to judgments and the occurrence of a Change of Control (as such term is defined in the Credit Agreement), which includes instances where a third party becomes the beneficial owner of 51% or more of the Company’s outstanding equity interests entitled to vote.

Obligations under the Credit Agreement are secured by mortgages on the oil and gas properties of the Company and its subsidiaries. The Company is required to maintain liens covering the oil and gas properties of the Company and its subsidiaries representing at least 80% of the total value of all oil and gas properties of the Company and its subsidiaries.

In connection with the Credit Agreement, the Company’s wholly-owned subsidiaries, Rex Energy I, LLC, Rex Energy Operating Corp., PennTex Resources Illinois, Inc., Rex Energy IV, LLC, and R.E. Gas Development, LLC (collectively, the “Guarantors” and together with the Company, the “Grantors”) entered into an amended and restated guaranty and collateral agreement, dated as of March 27, 2013, in favor of the Administrative Agent for the lenders from time to time party to the Credit Agreement and the secured swap parties (the “Guaranty and Collateral Agreement”). Pursuant to the Guaranty and Collateral Agreement, each of the Guarantors, jointly and severally, guaranteed the prompt and complete payment of the Company’s obligations under the Credit Agreement. In addition, each Grantor granted, as security for the prompt and complete payment and performance when due of such Grantor’s obligations, a security interest in substantially all of its assets, including equity interests in other Guarantors, as applicable.

The foregoing descriptions of the Credit Agreement and the Guaranty and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of these agreements. A copy of the Amended and Restated Credit Agreement and the Amended and Restated Guaranty and Collateral Agreement will be filed with the Company’s Periodic Report on Form 10-Q for the quarter ending March 31, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: April 2, 2013	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Vice President, General Counsel and Corporate Secretary